Exhibit 99.1

UNIGENE PROVIDES 2012 BUSINESS OUTLOOK

-Company to continue successful execution of targeted growth strategy to monetize assets and unlock significant shareholder value-

-Management and Board signal unified commitment and comprehensive vote of confidence and optimism with open market stock purchases-

-Key elements in place to address debt and restructure balance sheet-

_

January 9, 2012 –BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE) today provided a business outlook for 2012 and highlighted multiple near-term catalysts that have the potential to monetize assets and unlock significant value over the next 12 months.  Management believes the key elements are in place to address the Company’s debt and begin restructuring the balance sheet in 2012.  Unigene’s CEO, Senior Management and Board of Directors signaled confidence and optimism in the Company’s future with open market stock purchases on December 27, 2010.

Ashleigh Palmer, President and CEO, commented, “We are proud of the successful execution of our turnaround strategy throughout 2011.  We readied the Company to take advantage of favorable events such as the positive ORACAL and oral PTH Ph2 proof-of-concept trial results and armed it to reduce the impact of unexpected events outside of our control.  In particular, a year ago, the Company would have been hard pressed to survive the consecutive announcements of Novartis’ negative Phase 3 osteoporosis and osteoarthritis trial results and GSK’s strategic decision against sponsoring the advanced development of our otherwise intact and licensable oral PTH program. With those events now behind us, Unigene’s management team has emerged even more focused on our mission and extremely confident that we will continue to deliver on our strategic intent.  We believe our near-term value driving milestones will allow us to further extend our cash runway, address the debt we inherited and unlock the enormous growth potential and shareholder value that resides within Unigene.”

2012 Corporate Milestones

•	Publish detailed results of oral parathyroid hormone (PTH) analog positive Phase 2 proof-of-concept trial in peer review journal and/or prestigious scientific congress

•	Effectively partner oral PTH program

•
Continue to build a robust portfolio of feasibility programs with various pharmaceutical companies evaluating Unigene’s industry-leading Peptelligence™ platform for oral delivery of proprietary peptides across a broad spectrum of therapeutic areas

•	Convert at least one Peptelligence™ feasibility study into a definitive license agreement associated with significant milestones and royalties

•	File IND and begin Phase 1 clinical testing of Unigene’s lead metabolic peptide, UGP281, targeting patients with morbid obesity

•	Select lead molecule for Type 2 diabetes indication under joint development vehicle (JDV) with Nordic Bioscience

•	Announce preclinical results for Type 2 diabetes indication under JDV with Nordic Bioscience

Palmer continued, “We have established Unigene as the oral peptide delivery innovator and partner-of-choice, and we are now ideally positioned to capitalize on the numerous opportunities our industry leading oral peptide delivery platform can realize in 2012.  In addition, we intend to secure a superb development and commercialization partner for our oral PTH program, a high-value asset with the potential to provide a more compliant and patient friendly therapy for the estimated 75 million osteoporosis sufferers worldwide.”

Palmer concluded, “Prospects for the successful turnaround and long-term future of Unigene have never been brighter or more realizable.  Given this cautious optimism and confidence, all members of Unigene’s senior management team and I, along with our Board of Directors, have chosen to increase our personal investments in Unigene, to demonstrate our strong commitment to the Company and our belief in our ability to execute our targeted growth strategy in 2012.”

Unigene Therapeutics Outlook

Unigene is focused on advancing its own pipeline of novel, proprietary peptide product candidates focused on metabolic disease and inflammation.

Oral PTH Program Achieves Phase 2 Proof-of-Concept

On November 9, 2011, Unigene announced positive top-line results of its Phase 2 clinical study evaluating an experimental oral PTH analog for the treatment of osteoporosis in 93 postmenopausal women.  The study achieved its primary endpoint with statistical significance. The Phase 2 study was conducted by Unigene as part of a now terminated exclusive worldwide option and licensing agreement with GlaxoSmithKline (GSK).

Unigene is actively seeking a licensing partner for the oral PTH program.

The primary objective of the Phase 2 study was to assess the change in bone mineral density (BMD) at the lumbar spine, a clinically validated predictor of fracture risk.  The study demonstrated once-daily treatment with 5mg of orally delivered PTH resulted in a statistically significant mean increase in BMD at the lumbar spine of 2.2 percent (p<0.001) at week 24 as compared to baseline.

Secondary endpoints in the Phase 2 study evaluated an open label comparator arm of injectable Forsteo® (teriparatide), an approved treatment for osteoporosis, and placebo to assess the changes in BMD at the lumbar spine at 24 weeks.  The Forsteo® comparator arm showed a statistically significant increase in BMD compared to baseline, consistent with previously reported data.  The placebo arm showed a non-significant decline in BMD.  Safety, tolerability, pharmacokinetics (PK) and biochemical markers of bone formation and resorption were also evaluated in the study.  Positive trends in bone formation at week 24 were seen in both the oral PTH and Forsteo® arms.  Importantly, the 5mg dose of oral PTH demonstrated consistency of exposure at weeks 1 and 24 with the appropriate pulsatile PK profile.  There were no drug-related serious adverse events and no occurrences of hypercalcemia which is a common side effect of PTH therapies.  The most common adverse event in the oral PTH arm was abdominal pain.

The Company expects to present the full data from the Phase 2 study in a peer review journal and/or prestigious scientific congress over the course of 2012.

Oral Calcitonin Program with Tarsa Therapeutics Preparing for NDA Submission

In 2009, Unigene licensed its late-stage oral calcitonin formulation to Tarsa Therapeutics (Tarsa), a venture financed company founded exclusively to conduct Phase 3 clinical testing and prepare Unigene's proprietary oral calcitonin formulation for commercialization. Unigene owns a 20% equity position in Tarsa on a fully diluted basis, subject to liquidating preferences. The Company is also eligible to receive sales-related milestone payments and royalties on worldwide sales excluding China.

On September 19, 2011, Unigene announced that Tarsa presented positive Phase 3 data from its ORACAL trial of OSTORA™ during the annual American Society for Bone and Mineral Research (ASBMR) 2011 meeting. The data demonstrated that OSTORA achieved all of the efficacy endpoints in the trial, indicated that the safety profile of OSTORA did not substantially differ from nasal calcitonin or placebo and that OSTORA also appeared to be significantly less immunogenic than nasal calcitonin spray.  Developed by Unigene and licensed to Tarsa, OSTORA™ is an oral recombinant salmon calcitonin tablet in development for the treatment of postmenopausal osteoporosis.

The ORACAL study was a Phase 3 multinational, randomized, double-blind, double-dummy, placebo-controlled trial of OSTORA™ compared to placebo and to commercially available, synthetic salmon calcitonin administered by nasal spray. The primary efficacy endpoint was the percentage change in lumbar spine bone mineral density (BMD) after one year of treatment. The trial enrolled 565 postmenopausal women with established osteoporosis in six countries.

Tarsa also currently has a Phase 2 osteoporosis prevention trial ongoing.  TAR01-201, is a Phase 2 double-blind study comparing oral recombinant salmon calcitonin to placebo in approximately 120 postmenopausal women who have low bone mass (osteopenia) and are at increased risk of fracture. This proof-of-concept study is evaluating the ability of oral calcitonin to prevent osteoporosis and maintain bone mass in this population.  Tarsa expects to report top-line results from this study in the second half of 2012.

Tarsa expects to file its New Drug Application (NDA) submission schedule to the FDA for OSTORA, in the second half of 2012.

Metabolic Peptide Programs Advancing in Preclinical Development

Unigene’s lead proprietary anorexigenic peptide, UGP281, is currently in advanced preclinical development. An anorexigenic peptide is one that diminishes or controls appetite and offers potential therapeutic benefit to morbidly obese patients.

UGP281 is a peptide hormone analog that has shown an acute dramatic reduction in food intake in rat and dog model preclinical studies at low doses. The peptide has been produced by recombinant expression in E. coli and has also been formulated in enteric-coated capsules for oral delivery.

Longer term oral studies with UGP281 in dog models are currently ongoing. Unigene expects to file an Investigational New Drug (IND) application with the FDA and initiate Phase 1 clinical studies before the end of 2012.

On October 6, 2011, Unigene and Nordic Bioscience announced the companies established a Joint Development Vehicle (JDV) to progress up to three of Unigene’s internally developed, proprietary calcitonin analogs through Phase 2 proof-of-concept in humans for the treatment of Type 2 diabetes, osteoarthritis and osteoporosis. Unigene and Nordic each own 50% of the JDV.

In exchange for 50% ownership interest in the JDV, Unigene has licensed, on an exclusive royalty free basis, up to three (3) proprietary calcitonin analogs for development by the JDV for use in the treatment of Type 2 diabetes, osteoarthritis and osteoporosis. In addition to the license grant, Unigene will supply the analogs selected for development by the JDV for preclinical studies and, thereafter, manufacture sufficient quantities of the selected lead analog for clinical trials. In exchange for a 50% ownership of the JDV, Nordic will conduct and fully fund all preclinical, toxicology and clinical development through Phase 2 proof-of-concept for the Type 2 diabetes indication.

Unigene and Nordic expect select the lead molecule for the Type 2 diabetes indication, conduct early-stage preclinical studies and report preclinical results of this lead molecule in the second half of 2012.

Unigene Biotechnologies Outlook

One year ago, the Company launched the Unigene Biotechnologies strategic business unit to target and exploit its industry-leading Peptelligence™ platform of peptide oral drug delivery and manufacturing assets, expertise and capabilities and build a robust portfolio of strategically partnered opportunities.  The Company’s business-to-business marketing initiatives and, now well established and validated, business development capabilities continue to generate near-term revenue from the eight ongoing/completed feasibility studies evaluating Unigene’s ability to orally deliver synthetic and natural peptides.  The Company anticipates that at least one feasibility study will have the potential to convert into a high-value milestone and royalty payment licensing agreement over the next 6-9 months.

During the second quarter of 2011, the Unigene Biotechnologies strategy was validated by the signing of a Clinical Manufacturing Services Agreement with Cara Therapeutics, Inc.  Unigene provided clinical supply material for Cara's Phase 1 study of investigational drug, CR845, a peripherally acting kappa opioid agonist being developed for the treatment of both acute and chronic pain. Cara's expects to report the results from its Phase 1 study in the first quarter of 2012.

2012 Financial Outlook

Based on the Company’s current projections, cash flow is expected to be sufficient to fund its business operations into the second half of 2012.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: key elements are in place to address the Company’s debt in 2012; the Company’s turnaround strategy will be successful; the Company’s cash flow will be sufficient to fund business operations into second half of 2012; the Company will unlock significant value in 2012; the key elements put in place by the current management team will address the Company’s capital structure and eliminate the Company’s debt; the Company’s corporate reorganization will better strategically align the Company’s resources and ensure sufficient cash runway to complete business priorities next year; the Company’s cash runway will be extended into the second half of 2012; management will be ability to rescue and protect the Company; the Company will be ability to successfully move forward and offer its investors the prospect of multiple near-term opportunities, the restructuring of its balance sheet, unlock enormous growth potential and shareholder value;  OSTORA™ will be the first FDA approved oral calcitonin product, and, if approved, its ability to cannibalize and then expand the existing injectable/nasal calcitonin market; the Company is able to successfully find a new partner to advance the experimental parathyroid hormone (PTH) analog; the experimental parathyroid hormone (PTH) analog will become the first such approved oral product and, if so, if it will significantly participate in the injectable PTH market; the Company’s cost-saving initiatives, including its organizational realignment and reduction in full-time headcount of approximately percent, are sufficient to ensure the Company maintains sufficient cash runway to undertake its strategic priorities next year; whether, after taking into account anticipated licensing and feasibility payments, as well as Fortical manufacturing revenues and royalties, the Company’s current cash flow will be sufficient to fund business operations into the second half of 2012; within the next 6-9 months, at least one of the feasibility studies undertaken in 2011 will convert into a definitive license agreement with significant milestones and royalties to the Company; the Company will complete toxicology studies and file an IND to begin Phase 1 clinical testing in 2012; the joint development vehicle with Nordic Bioscience will result in the advancement of up to three of the Company’s proprietary analogs through Phase 2 proof-of-concept for multiple indications, including Type 2 diabetes and osteoarthritis; the Company’s management initiatives will bear fruit both in the clinic as well as on the business development front; the timing of the Company’s further guidance on its strategic priorities and its anticipated corporate milestones will occur as stated.  We have based these forward-looking statements on our current expectations and projections about future events, including our cash flow projections. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.